                                                                                                                       Exhibit 11

                                                                             CONAGRA, INC. AND SUBSIDIARIES

                                                                             Computation of Income Per Share

                                                                         (In millions, except per share amounts)

                                                                        Fiscal Year Ended

                                                                   Fifty-two/Fifty-three Weeks


                                                    May 27,          May 26,     May 31,      May 30,      May 29,
                                                    1990             1991        1992         1993         1994
Computation of income per common
 and common equivalent share:
            Income before cumulative
            effect
                of change in accounting
                principle                          $ 256.3          $ 332.0     $ 372.4      $ 391.5      $ 437.1
            Less preferred
                dividends                              1.3             19.5        24.5         24.0         24.0
                                                   -------          -------     -------      -------      -------
            Income available to common
                stock before cumulative
                effect of change in
                accounting
                principle                            255.0            312.5       347.9        367.5        413.1
            Cumulative effect of change
                in accounting
                principle                                -                -           -       (121.2)           -
                                                    -------          -------     -------      -------      -------
            Income available to
                 common stock                       $255.0           $312.5      $347.9       $246.3        413.1
                                                    =======          =======     =======      =======      =======
Weighted average common
 shares outstanding -
            ConAgra                                  182.1            201.5       227.9        230.3        226.7
            Add shares applicable to
                stock options using
                average market price -
                ConAgra                                2.7              3.8         4.0          2.7          1.8
            Add Golden Valley common
                and common
                equivalent shares -
                ConAgra
                equivalent*                           15.5             15.3          -           -              -
                                                    -------          -------     -------      -------      -------
            Average common and common
                equivalent shares
                outstanding                          200.3            220.6       231.9        233.0        228.5
                                                    =======          =======     =======      =======      =======

Income per common and common
equivalent share:
            Before cumulative effect of change
                 in accounting
                 principle                          $   1.27        $   1.42    $   1.50     $   1.58     $   1.81
            Cumulative effect of change in
                 accounting
                 principle                                -                -           -        (0.52)         -
                                                    --------         --------    --------     --------     --------

            Net Income                              $   1.27        $   1.42    $   1.50     $   1.06     $   1.81
                                                    ========         ========    ========     ========     ========

Computation of income per common
            share assuming full dilution:
            Income available to common stock
                 before cumulative effect of
                 change in accounting
                 principle                          $ 255.0         $ 312.5     $ 347.9      $ 367.5      $ 413.1
            Add dividends on convertible
                 preferred
                 stock                                  0.5            19.5        24.5         24.0         24.0
                                                    -------          -------     -------      -------      -------
            Net income available to common
                 stock before cumulative effect of
                 change in accounting principle
                 assuming full
                 dilution                             255.5           332.0       372.4        391.5        437.1
            Cumulative effect of change in
                 accounting
                 principle                              -                 -           -       (121.2)           -
                                                    -------          -------     -------      -------      -------
            Net income applicable to common
                stock assuming
                full dilution                       $ 255.5         $ 332.0     $ 372.4      $ 270.3      $ 437.1
                                                    =======          =======     =======      =======      =======

Weighted average common
  shares outstanding -
            ConAgra                                   182.1           201.5       227.9        230.3        226.7
            Add shares assumed issued for
                convertible preferred stock -
                 ConAgra                                1.4            11.7        14.8         14.7         14.6
            Add shares applicable to stock
                options using the period-end
                market price if higher than
                average market price -
                ConAgra                                 2.7             3.8         4.0          2.8          1.9
            Add Golden Valley common and common
                equivalent shares -
                ConAgra
                equivalent*                            15.5            15.3         -             -             -
                                                    -------          -------     -------      -------      -------

Average common and common
            equivalent shares assuming
            full dilution                             201.7           232.3       246.7        247.8        243.2
                                                     =======         =======     =======      =======      =======





Income per common share assuming full dilution:
            Before cumulative effect of change
                in accounting
                principle                            $   1.27       $   1.43     $   1.51     $   1.58     $   1.80
            Cumulative effect of change in
                accounting
                principle                                -                  -        -           (0.49)         -
                                                    --------         --------    --------     --------     --------

            Net Income                               $   1.27       $   1.43     $   1.51     $   1.09     $   1.80


*ConAgra share equivalent, at the exchange ratio of .8514 of a share of ConAgra common stock for eachshare of Golden Valley common stock, to reflect the pooling of interests.


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